As filed with the Securities and Exchange Commission on August 7, 2015

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCONTACT, INC.

(Exact name of registrant as specified in charter)

DELAWARE	87-0528557
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7730 Union Park Avenue, Suite 500, Salt Lake City, Utah 84047

(Address, including zip code, of Principal Executive Offices)

inContact 2008 Equity Incentive Plan

(Effective as of July 1, 2008, and as amended through June 10, 2015)

(Full title of the plans)

Daniel G. Lloyd, General Counsel

7730 S. Union Park Avenue, Suite 500, Salt Lake City, Utah 84047

(801) 320-3200

(Name, address, and telephone number of agent for service)

Copy to:

Mark E. Lehman, Esq.

Parsons Behle & Latimer

201 South Main Street, Suite 1800, Salt Lake City, Utah 84111

Phone: (801) 536-6667/ Fax: (801) 536-6111 / email: mlehman@parsonsbehle.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to Be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share; shares issued or issuable pursuant to employee benefit plans.	2,000,000 (3)	$9.28	$18,560,000	$2,156.67
Total	2,000,000		$18,560,000	$2,156.67

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be issued under the inContact 2008 Equity Incentive Plan, as amended (the “2008 Equity Plan”), as a result of adjustments to the number of outstanding shares of common stock by reason of any recapitalization, stock split, stock dividend or similar transaction, and any other securities with respect to which the outstanding shares of common stock are converted or exchanged.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of our common stock on August 3, 2015, as reported on The NASDAQ Capital Market.
(3)	The registrant is registering 2,000,000 common shares approved by the stockholders on June 10, 2015, as additional shares available for awards under the 2008 Equity Plan. The Registrant previously registered 7,772,500 shares of common stock under the 2008 Equity Plan pursuant to Form S-8 registration statements filed August 14, 2008, as amended March 19, 2009 (File No. 333-153017), filed August 9, 2010 (File No. 333-168666), filed August 10, 2012 (File No. 333-183201), filed August 9, 2013 (File No. 333-190519), and filed July 11, 2014 (File No. 333-197382).

EXPLANATORY NOTES

inContact, Inc., (“inContact,” the “Company,” “we,” “us” or “our”) prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register 2,000,000 common shares pursuant to the inContact 2008 Equity Incentive Plan, effective as of July 1, 2008, and as amended through June 10, 2015 (the “2008 Equity Plan”), not previously registered, including awards that may be issued after the date of this registration statement. The Company is registering the additional 2,000,000 common shares on this Form S-8 because the amendment to the 2008 Equity Plan approved by the Company’s stockholders in June 2015 authorizes the issuance of awards pertaining to an additional 2,000,000 common shares (the “Additional Shares”), plus, as provided by the 2008 Equity Plan, shares available to be issued under the 2008 Equity Plan upon the cancellation, expiration or forfeiture of awards of the Additional Shares, currently estimated to be up to 450,000 shares. Pursuant to General Instruction E of Form S-8, the contents of (a) the Registration Statement on Form S-8, File No. 333-153017, which was filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2008, as amended by Post-effective Amendment No. 1 thereto filed with the SEC on March 19, 2009, (b) the Registration Statement on Form S-8, File No. 333-168666, which was filed with the SEC on August 9, 2010, (c) the Registration Statement on Form S-8, File No. 333-183201, which was filed with the SEC on August 10, 2012, (d) the Registration Statement on Form S-8, File No. 333-190519, which was filed with the SEC on August 9, 2013, and (e) the Registration Statement on Form S-8, File No. 333-197382, which was filed with the SEC on July 11, 2014 (the foregoing registrations are collectively referred to as the “Initial Registration Statements”) are hereby incorporated by reference, including each of the documents filed by inContact with the SEC and incorporated or deemed incorporated by reference in each of the Initial Registration Statements.

Pursuant to Rule 429(a) of the Securities Act, the prospectus is a combined prospectus that is being filed as part of this Registration Statement and the Initial Registration Statements. All filing fees for the registration statements listed above were paid previously, except for the filing fee paid with this Registration Statement covering the Additional Shares.

Pursuant to General Instruction E of Form S-8, included in this filing is a revision of the reoffer prospectus included with the registration statement on Form S-8 filed July 11, 2014, File No. 197382. The prospectus has been prepared in accordance with the requirements of Part I of Form S-3. It may be used for reoffers of common stock defined as “control securities” under Instruction C to Form S-8 acquired by “affiliates” (as the term is defined in Rule 405 of the Securities Act) pursuant to the exercise of stock options, restricted stock unit awards, restricted stock awards, or other awards under the 2008 Equity Plan registered under Initial Registration Statements and this Registration Statement.

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The documents containing the information specified in Item 1 will be sent or given to participants 2008 Equity Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed, and are not being filed, with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), and other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

inContact, Inc.

Attn: Corporate Secretary

7730 S. Union Park Avenue, Suite 500

Salt Lake City, UT 84047

(801) 320-3200

ii

Reoffer Prospectus

inContact, Inc.

7,005,561 Shares of Common Stock

This reoffer prospectus relates to the 7,005,561 shares of common stock, par value $0.0001 per share, of inContact, Inc., which may be offered and resold from time to time by persons who acquire the shares under different compensatory arrangements that inContact has established.

•	The first are (i) offers and resales by eligible participants of up to 6,838,361 shares issuable pursuant to awards that may be granted under our 2008 Equity Incentive Plan, referred to in this prospectus as our 2008 Equity Plan. Eligible participants in our 2008 Equity Plan consist of employees, directors, officers and consultants. We have issued awards under the 2008 Equity Plan to a number of eligible participants, including officers and directors who are affiliates of inContact (as defined in rule 405 adopted under the Securities Act) listed under the section of this prospectus entitled “Selling Security Holders.” Subsequent to the date of this reoffer prospectus, we may grant awards under the 2008 Equity Plan to eligible participants who are affiliates. Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling security holders.

•	The second are offers and resales of up to 167,200 shares issuable under an outstanding compensatory stock option agreement referred to in this prospectus as the Stock Option Agreement. In 2012 inContact issued options as an inducement to an executive officer to accept an offer of employment. As a result, there are now outstanding individual compensatory Stock Option Agreements with our officers and directors who are affiliates of inContact. These persons are listed under the section of this prospectus entitled “Selling Security Holders.”

It is anticipated that the selling security holders will offer common shares for sale at prevailing prices on any stock exchange, market or trading facility on which the shares are traded or in private transactions. See “Plan of Distribution.” We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling security holders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling security holders will be borne by us.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SAAS.” On August 3, 2015, the last reported sale price of our common stock was $9.15 per share.

Our principal executive offices are located at 7730 S. Union Park Avenue, Suite 500, Salt Lake City, Utah 84047.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 7, 2015

WHERE YOU CAN FIND ADDITIONAL INFORMATION

inContact files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by inContact at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. inContact’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

This prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by inContact with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to inContact and the common stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by the foregoing reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained from the SEC upon payment of a prescribed fee.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “intend,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results, performance, or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that might cause these differences include the following:

•	The highly competitive and evolving nature of the industry in which we compete;

•	Rapid technological changes;

•	The high incidence of intellectual property infringement claims involving technology companies.

•	Failure by us to implement our strategies;

•	Our ability to keep pace with changing customer needs;

•	Financial difficulties experienced by any of our top customers;

•	Our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs;

•	Our ability to attract and retain key personnel;

•	General economic and market conditions; and

•	Possible terrorist attacks and ongoing military action throughout the world.

In addition, the factors described under the section captioned “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, and elsewhere in the documents incorporated by reference in this prospectus, may result in these differences. You should carefully review all of these factors. These forward-looking statements were based on information, plans and estimates at the date of this prospectus, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

ABOUT THE COMPANY

Unless the context requires otherwise, in this Prospectus, the “Company,” “inContact” “we,” “us” and “our” refer to inContact, Inc.

General

What We Do

inContact, Inc. (“inContact,” “we,” “us,” “our,” or the “Company”) began in 1997 as a reseller of network connectivity (formerly telecommunications) services and has evolved to become a leading provider of cloud contact center software solutions. We help contact centers around the world create effective customer experiences through our powerful suite of cloud contact center call routing, self-service and agent optimization solutions. The Company’s cloud software solutions and services enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, and ensure ongoing customer-centric business improvement and growth.

We began offering cloud software solutions to the contact center market in 2005. Our dynamic technology platform provides our customers a pay-as-you-go solution without the costs and complexities of premise-based systems. Our proven cloud delivery model provides compelling total cost of ownership savings over premise-based technology by reducing upfront capital expenditures, eliminating the expense of system management and maintenance fees, while providing agility that enables businesses to scale their technology as they grow.

We operate under two business segments: Software and Network connectivity. The Software segment includes all services related to the delivery of our cloud contact center software solutions. The Network connectivity segment includes all voice and data long distance services provided to customers. Software segment revenue was 59% of total revenue in 2014, 53% in 2013, and 50% in 2012. Please see the financial information on our segments presented in Part IV, Item 15 “Financial Statements” – Note 16 – “Segments.”

Business Developments

On May 6, 2014, we acquired CallCopy, Inc., a Delaware corporation doing business as Uptivity (“Uptivity”). Uptivity provides a complete mid-market workforce optimization suite of software products and services to call centers comprised of speech and desktop analytics, agent coaching, call and desktop recording, as well as quality, performance, workforce management and satisfaction surveys.

The purchase consideration was approximately $48.9 million, which was paid with cash in the amount of $15.0 million, estimated fair market value of vested stock options converted to cash of $1.9 million and 3,821,933 shares of the Company’s common stock valued at $32.0 million. An additional 434,311 shares of restricted common stock were issued, but not included in the purchase consideration because the shares are subject to repurchase rights that will lapse over three years.

Products and Services

inContact Cloud Contact Center Software Suite

The inContact Cloud Contact Center Software Suite consists of the following integrated cloud software solutions:

Cloud Contact Center Software Core Capabilities

•	inContact ACD™: The goal of an Automatic Call Distributor (“ACD”) is to get callers to the right agent as quickly as possible. inContact provides advanced contact handling and routing functionality along with the management services required for our customers to monitor and manage the process. The inContact ACD includes skills-based routing, universal contact queues, automatic call back, and inbound/outbound call blending. Dynamic connections with the database enhance the call routing even further by leveraging real-time data for routing decisions to improve the caller experience. inContact ACD is also capable of aggregating multiple contact center sites into a single entity for improved management and reporting of large, complex contact center operations.

•	inContact IVR™: inContact Interactive Voice Response (“IVR”) is a robust IVR that delivers a typical initial caller experience. IVR is the key to good self-service and assists the caller to get to the appropriate live-agent service. inContact IVR is unique because of the robust drag-and-drop utility that is used to create specialized call flows that are unique to each customer. Customers can retain control and develop the call flows for themselves or engage our professional services team to create a tailor made solution to create unique workflows.

•	inContact Personal Connection Outbound: inContact Personal Connection software is a patented technology which eliminates legacy dialers’ awkward delays in greeting the caller. Since the agent is connected before the customer answers, the telltale pause and delayed hello are avoided. Agents can have more productive conversations with customers which translates into higher contact center revenues.

•	inContact ECHO®: inContact ECHO gathers the opinion of the user and presents the analysis of the feedback directly to supervisors and agents to identify gaps in service and processes. Most companies try to gather user feedback, but many find it difficult to translate user opinion into meaningful data that promotes better service delivery. inContact ECHO is an effective tool for our customers to close the loop between offering service and evaluating the results of the service for continuous improvement.

Cloud Workforce Optimization

•	inContact Workforce Management™: inContact Workforce Management (“WFM”) helps our customers forecast demand, workforce scheduling, analyze and optimize staffing and report real-time adherence in their contact centers. inContact WFM includes analysis to predict service levels, abandon rates and queue times as well as a break/lunch optimization wizard to improve staffing efficiency. In addition, agents can review their schedule, set up schedule preferences, request time off, and swap shifts with other agents on their own.

•	inContact Quality Monitoring™: inContact’s Quality Management Software provides insights into agent performance and customer satisfaction. It works by scoring agent performance against objectives that a customer can define and monitor. The Quality Management scorecard then provides specific details about each agent’s performance that can be used to guide training and coaching programs.

•	inContact Screen Recording™: inContact Screen Recording provides compliance level screen recording functionality for all voice channel interactions. It captures and stores recordings for quick playback to meet legal and regulatory requirements. The inContact ACD communicates directly with the screen recording gateway server to initiate the start and stop of screen recording activity of the agent desktop.

•	inContact Discover: inContact Discover is an all-in-one cloud contact center platform designed for the midmarket. Discover combines ACD/IVR and workforce optimization in one package, providing smaller contact centers with cost-effective and intuitive customer service tools.

Integrations

•	inContact CTI™: Computer Telephony Integration (“CTI”) leverages the customer database to deliver a caller experience based on data relevant to the caller. inContact CTI integrates with customer data servers to provide agents with pre-populated customer data that reduce contact handling times. The inContact CTI can also link Interactive Voice Response applications with transaction databases, enabling caller self-service and reducing the need for agents where appropriate.

•	inContact Integrations: inContact was designed from the ground up to be open and integrate with various hardware and software solutions already in place at our customers’ sites. inContact can overlay an existing private branch exchange (“PBX”), while communicating hand-in-hand with the customer relationship management (“CRM”) solutions used by our customers.

Reporting and Analytics

•	inContact Analytics-Drive Quality: inContact Analytics-Drive Quality Software helps customers capture, evaluate, and learn from customer interactions using audio files. This speech analytics solution examines unstructured audio files and automatically surfaces customer behavior indicators. This helps our customers increase revenue, manage performance, processes, and costs, and enhance their customers’ satisfaction.

•	inContact inView: inContact inView is an optimization solution that aggregates performance data from disparate systems and acts on the data with proven business improvement processes.

inContact Network Connectivity

inContact runs a national carrier-class connectivity network providing both time-division multiplexing and voice over internet protocol (“VoIP”) connectivity as well as toll-free and local-number services. Incoming calls are routed through a portfolio of partners specially selected for call-quality as well as low-cost services to benefit our customers. All outgoing calls are handled on the inContact network that was designed from the ground up to support a broad range of software applications.

Our connectivity network is the backbone of the inContact cloud contact center software suite as our customers’ calls are routed across our carrier-grade network. Our ability to provide network connectivity as well as cloud software products and services creates a strong competitive advantage for those customers who are looking for a single source supplier for both these services.

As a domestic and international network connectivity reseller and aggregator, we contract with a number of third party network connectivity service providers for the right to resell connectivity services to our customers. Our primary providers are AT&T, BT, Level 3, Tata and Verizon. The variety of traditional connectivity services we offer enables our customers to:

•	buy most of the connectivity services they need from one source;

•	combine those services into a customized package including our all-in-one, contact center solution;

•	receive one bill for those services;

•	contact us at a single point of contact if service problems or billing issues arise; and

•	depend on our professional team of employees to manage their network and contact center solution, end-to-end, so our customers can focus on their business operations.

The contracts with our third party network connectivity service providers are customary in the industry and designate inContact as the point of contact for all customer service calls. These agreements stand for one to three years and are generally renewable at the end of each contract term, when rates are often renegotiated on the basis of prevailing rates in the industry.

We also acquire from our third party network connectivity service providers dedicated long distance service, toll-free 800/888/877/866 services, and dedicated data transmission service. These services and fees are billed to us as stated in our contracts with our providers and are payable on the same terms as switched long distance service.

Professional Services and Support

inContact offers the following professional services and support from contact center experts who help customers set up and optimize their contact centers for their unique needs:

•	Implementation: Our professional services team are experts in configuring and customizing the inContact cloud and Uptivity software suites to enable customers to achieve their specific business and organizational goals

•	Business Consulting: Our business consultants enable customer success through value added service that are targeted to optimize your business processed, improve your customer and agent experience and increase ROI by leveraging and integrating the inContact cloud and Uptivity software suites into the customer’s daily practices.

•	Training: Our training services period users with the necessary knowledge and skills to operate the inContact cloud and Uptivity software suites to meet customer needs.

•	Service Support and Maintenance: We maintain a contact center in Salt Lake City, Utah for receiving customer service and billing inquiries. Our customer service personnel are available during extended business hours and also provide emergency service 24 hours a day, seven days a week. We place a high priority on customer service since we believe it is a primary factor in acquiring and retaining customers.

The Power of the Cloud Model

The cloud model enables subscribers to access a wide variety of software solutions that are developed specifically for delivery over the Internet on a pay-as-you-go basis. Purchasing cloud software solutions offers advantages to businesses over traditional software licensing and delivery models, including the following:

•	Operational expense rather than a capital expense;

•	Overlay existing infrastructure without additional investment;

•	Low up-front expenditure reduces risk and is especially appealing in a challenging economic climate;

•	Remove complexity of day-to-day management;

•	Ability to use at-home agents or multi-site workforces because the service is delivered over the Internet and can be accessed from any location;

•	Continued access to state-of-the-art technology with no need to install and manage third-party hardware and software in-house and avoidance of technology lock-in;

•	Ability to scale as business needs change; and

•	Instant built-in scalability, redundancy, security, service delivery and IT expertise.

This type of lower cost subscription service is particularly attractive for start-up companies and medium-sized businesses. However, the model also is appealing to larger organizations. While the total cost of ownership benefits of the cloud are important, large enterprise customers are moving to the cloud to improve their business agility. This business agility enables enterprises to react to changing market conditions quickly, change service processes or offerings on the fly, scale up and down as seasonality or volumes indicate, and use their technology as a growth driver for their business.

For companies selling software solutions under the cloud model, such as inContact, sales generally result in lower initial revenues than traditional software licensing and delivery models. However, because customers generally subscribe to this kind of product for multiple years, future revenues are more predictable than traditional software sales models where license revenue may be recognized in the quarter when signed. As a result of our use of the cloud subscription model, we depend on monthly recurring revenues from our customers, which provide us with a much more predictable and stable revenue stream than if we sold our inContact contact center suite of software solution as an on- premise product.

Market Opportunity

We believe that customers have more choice and voice than ever before and goods and products are rapidly becoming commoditized. Service has become a key competitive differentiator, but today’s contact centers are often missing the mark in providing a consistent, high quality experience across the customer’s channel of choice. Voice continues to dominate, but new channels like social and mobile are rapidly coming into the mix. We believe the world of the contact center is changing rapidly and is becoming an important way for companies to differentiate their businesses. We believe that the next five years will bring significant changes to the contact center market, as the following five macro trends converge:

•	Customer experience—customers expect personalized, effortless service that is consistent across all communication channels, and research shows that they are likely to switch brands if they do not get the service they expect;

•	Self Service—where customers are willing to perform all possible customer service functions themselves;

•	Social Media—listening and responding to service issues in the blogosphere where customers have more voice and choice than ever before;

•	Smart Phone—with more smart phones than computers accessing the net, multi-channel contact options—including short messaging services (“SMS”), chat, web and social—are in increasing demand by customers; and

•	Big Data Analytics—using the huge store of contact center data to drive intelligent action, better enterprise alignment and more successful customer service outcomes.

We feel that as these trends continue to emerge, the cloud delivery model will continue to grow in acceptance. According to DMG Consulting’s 2013 Cloud-Based Contact Center Infrastructure Market Report, 80% of contact centers will turn to the cloud as they adopt the new channels of communication listed above, creating strong opportunity for inContact. We believe inContact continues to be the only cloud provider of solutions and services to the contact center market that offers both connectivity services with contact handling and workforce optimization solutions. We believe the trend in the mid-size and enterprise contact center market is for companies to prefer purchasing all-in-one solutions over purchasing multiple point solutions. These companies are looking for software available in a suite of software solutions that they believe will save money, reduce implementation and integration complexity, and allow them to focus on dealing with one vendor.

Our principal business office is located at 7730 S. Union Park Avenue, Suite 500, Salt Lake City, UT 84047, and our telephone number is (801) 320-3200. Our website address is www.incontact.com. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

Investors should carefully consider the risk factors described below. Furthermore, investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent filings that are incorporated herein by reference. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks or others. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our cash flows from operations or earnings estimates;

•	publication of research reports about us, or the contact center services or cloud-based software services industries, generally;

•	claims our intellectual property violates the intellectual property rights of others;

•	significant security breaches of our databases holding customer information;

•	significant system failures;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in the market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions, including sales of common stock, by our stockholders;

•	speculation in the press or investment community regarding our business;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Future sales of shares of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

We have on file with the Securities and Exchange Commission (the “SEC”) a “shelf” registration statement on Form S-3 process, which allows us to offer shares of our common stock and preferred stock, various series of debt securities, and warrants to purchase any of such securities with a total value of up to $125,000,000 from time to time under a prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. We may issue securities under that registration statement, or in other private or registered sales transactions in the future, in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, to fund expansion of our operations or for other purposes. We may issue shares of our common stock or its equivalent at prices or for consideration that is greater or less than the price at which the shares of common stock are offered and sold under this prospectus. To the extent we issue additional common stock or preferred stock, or their equivalent, your percentage ownership of our common stock would be reduced.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

USE OF PROCEEDS

We will receive funds if any of the purchase rights under the Stock Option Agreements are exercised and if options issued under the 2008 Equity Plan are exercised. inContact will not receive any of the proceeds from the offer and resale of shares by the selling security holders.

SELLING SECURITY HOLDERS

This prospectus relates to our common shares that are being registered for reoffers and resales by the selling security holders who have acquired (or, in some cases, may acquire) common shares pursuant to the 2008 Equity Plan and the Stock Option Agreements. We may amend or supplement this prospectus to reflect future issuances under the 2008 Equity Plan to the selling security holders.

Beneficial ownership is determined in accordance with the rules of the SEC, is based upon 61,585,261 shares outstanding as of August 3, 2015, and generally includes voting or investment power with respect to securities. Shares underlying options to purchase shares of common stock that are currently exercisable or become exercisable within 60 days of August 3, 2015, and shares underlying restricted stock units or awards that vest within 60 days after August 3, 2015 are deemed to be outstanding and to be beneficially owned by the person holding such options and restricted stock units or awards for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The 2,706,873 shares listed below covered by this Prospectus are shares to be issued upon exercise of outstanding options issued pursuant to the 2008 Equity Plan, and the Stock Option Agreements. The selling security holders may resell all, a portion, or none of the shares from time to time.

The address of the stockholder listed below is care of inContact, Inc., 7730 S. Union Park Avenue, Suite 500, Salt Lake City, Utah 84047. The following table sets forth the name and relationship to inContact of the selling security holder and: (1) the number of shares of common stock that the selling security holder beneficially owned as of August 3, 2015; (2) the number of shares of common stock that the selling security holder may offer pursuant to this prospectus; and (3) the amount ( and if one percent or more, the percentage) of the class to be beneficially owned by such stockholder assuming the sale of all shares offered pursuant to this prospectus.

Selling Security Holder	Position	Amount Beneficially Owned (1)	Amount Covered by this Prospectus (2)	Shares Beneficially Owned after Resales (1)
				Amount	Percent
Paul Jarman	Chief Executive Officer and Director	501,214	1,075,903	165,380	0.3%
Gregory Ayers	Executive Vice President and Chief Financial Officer	114,034	301,993	11,002	0.0%
William (“Bill”) Robinson	Executive Vice President of Worldwide Sales	185,213	327,560	2,522	0.0%
Julian Critchfield	Executive Vice President and Chief Technology Officer	47,050	277,829	3,300	0.0%

Theodore Stern	Director	1,307,652	127,695	1,305,067	2.1%
Steve Barnett	Director	471,061	151,292	468,217	0.8%
Paul F. Koeppe	Director	349,261	148,292	346,417	0.6%
Blake O. Fisher, Jr.	Director	139,761	148,292	136,917	0.2%
Mark J. Emkjer	Director	112,288	120,431	109,573	0.2%
Hamid Akhavan	Director	19,443	27,586	16,728	0.0%

(1)	Does not include shares underlying stock options that are not exercisable within 60 days after August 3, 2015. Also does not include shares underlying restricted stock units or awards that do not vest within 60 days of August 3, 2015.
(2)	Includes shares underlying stock options granted under the 2008 Equity Plan that are not exercisable within 60 days after August 3, 2015, and shares underlying restricted stock units or awards that do not vest within 60 days of August 3, 2015.

PLAN OF DISTRIBUTION

Subject to the restrictions described below, the selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, offer and sell all or a portion of the shares covered by this prospectus in one or more or any combination of the following transactions:

•	on The NASDAQ Stock Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling security holders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling security holders and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Stock Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling security holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling security holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will bear the expenses of the offering of shares, except that the selling security holders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling security holders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling security holder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling security holders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling security holders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

INDEMNIFICATION

Under the certificate of incorporation and bylaws of inContact the Board of Directors has the authority to indemnify officers and directors to the fullest extent permitted by Delaware law. Further, inContact has separate indemnification agreements with certain of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, or to the extent any of the selling security holders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for inContact by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated by reference in this Prospectus, and the effectiveness of inContact, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33762) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2015;

•	Current report on Form 8-K filed with the SEC February 2, 2015;

•	Current report on Form 8-K filed with the SEC March 25, 2015;

•	Current report on Form 8-K filed with the SEC March 30, 2015;

•	Current report on Form 8-K filed with the SEC April 16, 2015; and

•	Current report on Form 8-K filed with the SEC June 16, 2015.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

inContact will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Corporate Secretary at inContact, Inc., 7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047, telephone number (801) 320-3200. You may also find these documents in the “Investor Relations” section of our website, www.incontact.com. The information on our website is not incorporated into this prospectus.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2015;

•	Current report on Form 8-K filed with the SEC February 2, 2015;

•	Current report on Form 8-K filed with the SEC March 25, 2015;

•	Current report on Form 8-K filed with the SEC March 30, 2015;

•	Current report on Form 8-K filed with the SEC April 16, 2015;

•	Current report on Form 8-K filed with the SEC June 16, 2015; and

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33762) filed with the SEC on October 24, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment hereto, that either indicate that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Parsons Behle & Latimer

10.1	2008 Equity Incentive Plan, as amended through June 10, 2015

23.1	Consent of Parsons Behle & Latimer *

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (see signature page)

*	The referenced consent is included in Exhibit 5.1

I

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on August 7, 2015.

INCONTACT, INC.

By	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer
(Principal Executive Officer)

By	/s/ Gregory S. Ayers
Gregory S Ayers, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Paul Jarman and Gregory S. Ayers, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Theodore Stern Theodore Stern, Director	Date: August 7, 2015

/s/ Steve M. Barnett Steve Barnett, Director	Date: August 7, 2015

/s/ Blake O. Fisher Blake O. Fisher, Jr., Director	Date: August 7, 2015

/s/ Paul F. Koeppe Paul F. Koeppe, Director	Date: August 7, 2015

/s/ Mark J. Emkjer Mark J. Emkjer, Director	Date: August 7, 2015

/s/ Hamid Akhavan Hamid Akhavan, Director	Date: August 7, 2015

/s/ Paul Jarman Paul Jarman, Director	Date: August 7, 2015

II